Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Sync2 Networks Corp, a Nevada corporation (the “Company”), on Form 10-Q for the nine months ended March 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), John Moore, Acting Chief Executive Officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ John Moore
Name:	John Moore
Title:	Chief Financial Officer

Date:	June 22, 2013

[A signed original of this written statement required by Section 906 has been provided to Sync2 Networks Corp and will be retained by Sync2 Networks Corp and furnished to the Securities and Exchange Commission or its staff upon request.]